UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 286 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Election of Jeryl Hilleman

On July 16, 2018, the Board of Directors (the “Board”) of Minerva Neurosciences, Inc. (the “Company”) elected Jeryl Hilleman (age 60), as a member of the Board, effective immediately. The Board determined that Ms. Hilleman was independent. Ms. Hilleman will be a Class II director of the Company and is expected to stand for re-election at the annual meeting of the stockholders of the Company to be held in 2019. It has not yet been determined on which committees Ms. Hilleman will serve.

Ms. Hilleman has served as Chief Financial Officer of Intersect Ent, Inc., a medical device company, since June 2014. From September 2013 to May 2014, Ms. Hilleman served as Chief Financial Officer and Secretary of Ocera Therapeutics, Inc. (“Ocera”), a biopharmaceutical company, where she was responsible for managing Ocera’s financial and accounting operations. From 2012 to 2013, Ms. Hilleman provided independent financial and strategic consulting for biotech and cleantech companies. From January 2008 to May 2012, she served as Chief Financial Officer of Amyris, Inc. (“Amyris”), a multinational, renewable products company based in California and Brazil, where she was responsible for managing Amyris’ financial and accounting operations. From January 2005, Ms. Hilleman served as a member of the Board of Directors of Xenoport, Inc., a publicly-held biopharmaceutical company, until it was acquired in July 2016. Ms. Hilleman holds an A.B. from Brown University and an M.B.A. from the Wharton Graduate School of Business.

Ms. Hilleman will receive annual cash compensation in the amount of $35,000 for her Board service. At the time of her appointment to the Board, Ms. Hilleman received a stock option to purchase 40,000 shares of the Company’s Common Stock under the Company’s Amended and Restated 2013 Equity Incentive Plan, with an exercise price equal to $8.20, the closing price of the Company’s common stock on the date of grant. The options will vest monthly over three years, subject to the continued service of Ms. Hilleman as a director through each vesting date.

In accordance with the Company’s customary practice, the Company has entered into its standard form of indemnification agreement with Ms. Hilleman, which requires the Company to indemnify her against certain liabilities that may arise in connection with her status or service as a director. The indemnification agreement also provides for an advancement of expenses incurred by Ms. Hilleman in connection with any proceeding relating to her status as a director.

There is no arrangement or understanding between Ms. Hilleman and any other person pursuant to which Ms. Hilleman was selected as a director. There are no transactions involving Ms. Hilleman requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

On July 17, 2018, the Company issued a press release relating to the appointment described above, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Geoffrey Race
Name:	Geoffrey Race
Title:	Executive Vice President, Chief Financial Officer and Chief Business Officer

Date: July 17, 2018